UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2005

SkyBridge Wireless, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-26755	88-0391722
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification Number)
organization)

6565 Spencer Street, #205, Las Vegas, NV 89119
(Address of principal executive offices)

702-897-8704
(Registrant's telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report)

Item 8.01 Other Events

The Registrant has withdrawn the Preliminary 14c filed with the SEC on May 20, 2005, and the Definitive 14c filed with the SEC on May 31, 2005. The Registrant did not mail the 14c filing to its shareholders and has not acted on any of the changes related to the 14c.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

SkyBridge Wireless, Inc.

Date: December 5, 2005	By:	/s/ James A. Wheeler
James A. Wheeler
Chief Executive Officer